Alliance HealthCare Services	News Release
Page 1 of 13	May 5, 2016

Exhibit 99.1

NEWS RELEASE
CONTACT
Rhonda Longmore-Grund
Executive Vice President Chief Financial Officer
949.242.5300

ALLIANCE HEALTHCARE SERVICES REPORTS RESULTS

FOR THE FIRST QUARTER ENDED MARCH 31, 2016

NEWPORT BEACH, CA — May 5, 2016 — Alliance HealthCare Services, Inc. (NASDAQ: AIQ) (the “Company”, “Alliance”, “we” or “our”), a leading national provider of outsourced radiology, oncology and interventional services, announced today the results for the quarter ended March 31, 2016.

First Quarter 2016 Highlights

•	The Company reported revenue totaling $123.7 million, a 13.1% increase over first quarter of prior year.
•	The Company generated $30.4 million of Adjusted EBITDA (as defined below), compared to $30.1 million in the first quarter of prior year.
•	The Company generated $22.7 million of operating cash flow, compared to $20.8 million in the first quarter prior year.
•	Alliance Radiology reported strong same-store volume growth of +6.6% for MRI and +9.3% for PET/CT.
•	Alliance Oncology continued its same-store volume growth trends, with same-store stereotactic radiosurgery volume growth of +9.0% and linear accelerator growth of +5.6%.
•	The Company reported Adjusted Net Income per Share (as defined below) of $0.04 and GAAP Net Loss per Share of ($0.11).
•	Rhonda Longmore-Grund assumed position as CFO on March 10, 2016, as part of planned leadership transition.
•

On March 29, 2016, THAI HOT Investment Company Limited ("Thai Hot") completed a majority ownership purchase of common stock from existing shareholders of the Company. As a result of the purchase, Thai Hot now owns approximately 51.5% of the outstanding shares of common stock of the Company.

First Quarter 2016 Financial Results

“Our financial results for the first quarter reflect the continuation of the positive revenue momentum we built in 2015, reinforced by our strong market positions in Radiology and Oncology and our expanding footprint in interventional services,” stated Tom Tomlinson, Chief Executive Officer and President of Alliance HealthCare Services. “We are pleased with the pace of execution against our long-term growth strategy. During the quarter we drove same store volume growth across our Radiology business while also delivering net new revenue growth in the core hospital segment. Alliance Oncology grew same store volume overall, both in linear accelerator and stereotactic radiosurgery disciplines. Now that we have successfully acquired two strong interventional practices, we are focused on integration of these practices and building a strong foundational infrastructure to support future growth in this new platform. In addition, we completed a transfer of ownership to a new majority shareholder, which should contribute to accelerating the growth and profitability of the Company. These accomplishments provide us confidence in the fundamentals of our business, our future prospects and our ability to generate revenue and Adjusted EBITDA growth for our investors over the course of 2016.”

Revenue for the first quarter of 2016 increased to $123.7 million, compared to $109.4 million in the first quarter of 2015. This increase was primarily due to an increase in interventional services revenue of $7.8 million, in MRI revenue of $4.7 million and in oncology revenue of $1.9 million. PET/CT and other revenues for the first quarter 2016 remained consistent with first quarter 2015.

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Alliance’s Adjusted EBITDA increased 0.8% to $30.4 million from $30.1 million in the first quarter of 2015. The increase was primarily driven by our expansion into the interventional services line of business and increased total volume of Linac treatments, SRS patients, and MRI and PET/CT scans, partially offset by planned MRI and PET/CT price reductions.

Alliance’s Net Loss, computed in accordance with GAAP, totaled $1.2 million in the first quarter of 2016 compared to Net Income of $1.8 million in the first quarter of 2015.

Net loss per share on a diluted basis, computed in accordance with GAAP, was ($0.11) per share in the first quarter of 2016 compared to net income per share of $0.16 per share for same quarter of 2015. Net (loss) income per share on a diluted basis was impacted by $0.15 in the first quarter of 2016 and $0.14 in the first quarter of 2015 due to restructuring charges, severance and related costs, transaction and shareholder transaction costs, legal matter expenses and differences in the GAAP income tax rate from our historical income tax rate of 42.5%. As a result, adjusted net income per diluted share – non-GAAP was $0.04 for the first quarter 2016 and $0.30 for the same quarter of 2015.

Cash flows provided by operating activities totaled $22.7 million in the first quarter of 2016, compared to $20.8 million in the first quarter of 2015. In the first quarter of 2016, total capital expenditures, including cash and financed capital expenditures, were $22.2 million compared to $16.5 million in the first quarter of 2015.

Alliance’s net debt, defined as total long-term debt (including current maturities but excluding the impact of deferred financing costs) less cash and cash equivalents, increased $0.1 million to $539.7 million at March 31, 2016 from $539.6 million at December 31, 2015. Cash and cash equivalents were $42.7 million at March 31, 2016 and $38.1 million at December 31, 2015.

The Company’s net debt, as defined above, divided by the last twelve months Consolidated Adjusted EBITDA was 3.91x for the twelve month period ended March 31, 2016, compared to 3.53x for the twelve month period ended a year ago. The Company’s total debt, as defined above, divided by the last twelve months Consolidated Adjusted EBITDA was 4.22x for the twelve month period ended March 31, 2016, compared to 3.75x for the twelve-month period ended a year ago.

Full Year 2016 Guidance

Alliance is confirming its full year 2016 guidance ranges as follows:

Ranges
(dollars in millions)
Revenue	$505 - $535
Adjusted EBITDA	$130 - $150
Capital expenditures
Maintenance	Approx. $35
Growth	$45 - $55

Decrease/(Increase) in long-term debt, net of the change in

   cash and cash equivalents (before investments in

   acquisitions), before growth capital expenditures

   or "free cash flow before growth capital expenditures"

$20 - $40

Decrease/(Increase) in long-term debt, net of the change

   in cash and cash equivalents (before investments in

   acquisitions), after growth capital expenditures

   or "free cash flow after growth capital expenditures"

($15) - ($25)

First Quarter 2016 Earnings Conference Call

Investors and all others are invited to listen to a conference call discussing first quarter 2016 results. The conference call is scheduled for Thursday, May 5, 2016 at 5 p.m. Eastern Time. Additionally, a live webcast of the call will be available on the Company’s website at www.alliancehealthcareservices-us.com. Click on “About Us,” then, “Investor Relations.” You will find the Audio Presentation in the “News & Events” section. A replay of the webcast will be available on the Company’s website until June 5, 2016.

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The conference call can be accessed at 877.638.4550 (International callers can dial 973.582.2737). Interested parties should call at least five minutes prior to the call to register. A telephone replay will be available until June 5, 2016. The telephone replay can be accessed by calling 800.585.8367. The conference call identification number is 1430359.

Definition of Non-GAAP Measures

Adjusted EBITDA and Adjusted Net Income Per Share are not measures of financial performance under generally accepted accounting principles in the United States (“GAAP”).

For a more detailed discussion of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure, see the section entitled “Non-GAAP Measures” included in the tables following this release.

About Alliance HealthCare Services

Alliance HealthCare Services (NASDAQ: AIQ) is a leading national provider of outsourced healthcare services to hospitals and providers. We also operate freestanding outpatient radiology, oncology and interventional services clinics, and Ambulatory Surgical Centers (“ASC”) that are not owned by hospitals or providers. Diagnostic radiology services are delivered through the Radiology Division (Alliance HealthCare Radiology), radiation oncology services are delivered through the Oncology Division (Alliance Oncology), and interventional and pain management services are delivered through the Interventional Services Division (Alliance HealthCare Interventional Partners). Alliance is the nation’s largest provider of advanced diagnostic mobile imaging services, an industry-leading operator of fixed-site imaging centers, and a leading provider of stereotactic radiosurgery nationwide. As of March 31, 2016, Alliance operated 601 diagnostic radiology and radiation therapy systems, including 117 fixed-site radiology centers across the country, and 32 radiation therapy centers and SRS facilities. With a strategy of partnering with hospitals, health systems and physician practices, Alliance provides quality clinical services for over 1,000 hospitals and other healthcare partners in 45 states, where approximately 2,400 Alliance Team Members are committed to providing exceptional patient care and exceeding customer expectations. For more information, visit www.alliancehealthcareservices-us.com.

Forward-Looking Statements

This press release contains forward-looking statements relating to future events, including statements related to the Company’s long-term growth strategy and efforts to diversify its business model, the Company’s plans to expand its new Interventional Services Division, both organically and through one or more acquisitions, the Company’s expectations regarding growth across the Company’s divisions, the expansion of its service footprint and revenue growth, maximizing shareholder value, and the Company’s Full Year 2016 Guidance, including its forecasts of revenue, Adjusted EBITDA, capital expenditures, and increase in long-term debt. In this context, forward-looking statements often address the Company’s expected future business and financial results and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Forward-looking statements by their nature address matters that are uncertain and subject to risks. Such uncertainties and risks include: changes in the preliminary financial results and estimates due to the restatement or review of the Company’s financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s high degree of leverage and its ability to service its debt; factors affecting the Company’s leverage, including interest rates; the risk that the counterparties to the Company’s interest rate swap agreements fail to satisfy their obligations under these agreements; the Company’s ability to obtain financing; the effect of operating and financial restrictions in the Company’s debt instruments; our ability to comply with reporting obligations and other covenants under our debt instruments, the failure of which could cause the debt to become due; the accuracy of the Company’s estimates regarding its capital requirements; the effect of intense levels of competition and overcapacity in the Company’s industry; changes in the methods of third party reimbursements for diagnostic imaging and radiation oncology services; fluctuations or unpredictability of the Company’s revenues, including as a result of seasonality; changes in the healthcare regulatory environment; the Company’s ability to keep pace with technological developments within its industry; the growth or lack thereof in the market for radiology, oncology, interventional and other services; the disruptive effect of hurricanes and other natural disasters; adverse changes in general domestic and worldwide economic conditions and instability and disruption of credit and equity markets; difficulties the Company may face in connection with recent, pending or future acquisitions, including unexpected costs or liabilities resulting from the acquisitions, diversion of management’s attention from the operation of the Company’s business, costs, delays and impediments to completing the acquisitions, and risks associated with integration of the acquisitions; and other risks and uncertainties identified in the Risk Factors section of the Company’s Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission (the “SEC”), as may be modified or supplemented by our subsequent filings with the SEC. These uncertainties may cause actual future results or outcomes to differ materially from those expressed in the Company’s forward-looking statements. Readers are cautioned not to place

Alliance HealthCare Services	News Release
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undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update its forward-looking statements except as required under the federal securities laws.

Alliance HealthCare Services	News Release
Page 5 of 13	May 5, 2016

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE (LOSS) INCOME

(in thousands, except per share amounts)

	Quarter Ended March 31, (unaudited)
	2016	2015
Revenues	$123,725	$109,429
Costs and expenses:
Cost of revenues, excluding depreciation and amortization	70,914	61,886
Selling, general and administrative expenses	25,265	20,955
Transaction costs	417	419
Shareholder transaction costs	1,009	—
Severance and related costs	1,716	259
Impairment charge	—	76
Depreciation expense	13,048	11,633
Amortization expense	2,443	2,035
Interest expense and other, net	7,495	6,018
Other (income) and expense, net	(787)	(359)
Total costs and expenses	121,520	102,922
Income before income taxes, earnings from unconsolidated investees, and noncontrolling interest	2,205	6,507
Income tax (benefit) expense	(945)	1,572
Earnings from unconsolidated investees	(252)	(1,163)
Net income	3,402	6,098
Less: Net income attributable to noncontrolling interest	(4,592)	(4,347)
Net (loss) income attributable to Alliance Health Care Services, Inc.	$(1,190)	$1,751
Comprehensive loss, net of taxes
Net (loss) income attributable to Alliance HealthCare Services, Inc.	$(1,190)	$1,751
Unrealized loss on hedging transactions, net of taxes	(38)	(128)
Comprehensive (loss) income, net of taxes:	$(1,228)	$1,623
(Loss) income per common share attributable to Alliance HealthCare Services, Inc.:
Basic	$(0.11)	$0.16
Diluted	$(0.11)	$0.16
Weighted average number of shares of common stock and common stock equivalents:
Basic	10,779	10,714
Diluted	10,779	10,842

Alliance HealthCare Services	News Release
Page 6 of 13	May 5, 2016

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	(unaudited)	(audited)
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$42,691	$38,070
Accounts receivable, net of allowance for doubtful accounts	71,918	73,208
Prepaid expenses	12,090	13,463
Other receivables	2,976	3,206
Total current assets	129,675	127,947
Plant, property and equipment, net	187,697	177,188
Goodwill	104,126	102,782
Other intangible assets, net	162,442	162,923
Other assets	33,705	32,820
Total assets	$617,645	$603,660
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,824	$20,796
Accrued compensation and related expenses	20,438	19,933
Accrued interest payable	3,312	3,323
Current portion of long-term debt	17,634	17,732
Current portion of obligations under capital leases	2,282	2,674
Other accrued liabilities	40,087	36,453
Total current liabilities	103,577	100,911
Long-term debt, net of current portion and deferred financing costs	521,499	540,353
Obligations under capital leases, net of current portion	9,801	10,332
Deferred income taxes	21,582	23,020
Other liabilities	7,013	6,664
Total liabilities	663,472	681,280

Stockholders’ deficit:
Common stock	109	108
Treasury stock	(3,138)	(3,138)
Additional paid-in capital	60,158	29,297
Accumulated comprehensive loss	(549)	(511)
Accumulated deficit	(199,583)	(198,393)
Total stockholders’ deficit attributable to Alliance HealthCare Services, Inc.	(143,003)	(172,637)
Noncontrolling interest	97,176	95,017
Total stockholders’ deficit	(45,827)	(77,620)
Total liabilities and stockholders’ deficit	$617,645	$603,660

Alliance HealthCare Services	News Release
Page 7 of 13	May 5, 2016

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2016	2015
Operating activities:
Net income	$3,402	$6,098
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	270	438
Share-based payment	1,402	389
Depreciation and amortization	15,491	13,668
Amortization of deferred financing costs	960	483
Accretion of discount on long-term debt	126	114
Adjustment of derivatives to fair value	(114)	72
Distributions more than undistributed earnings from investees	(35)	254
Deferred income taxes	(1,438)	1,096
Gain on sale of assets	(296)	—
Impairment charges	—	76
Excess tax benefit from share-based payment arrangements	436	5
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	1,020	1,928
Prepaid expenses	1,102	(45)
Other receivables	230	(2)
Other assets	160	1,326
Accounts payable	(4,493)	563
Accrued compensation and related expenses	505	(4,066)
Accrued interest payable	(11)	(22)
Income taxes payable	(14)	—
Other accrued liabilities	4,003	(1,597)
Net cash provided by operating activities	22,706	20,778

Investing activities:
Equipment purchases	(17,675)	(7,565)
Increase in deposits on equipment	(4,489)	(1,836)
Acquisitions, net of cash received	(1,018)	(23,630)
Proceeds from sale of assets	830	120
Net cash used in investing activities	(22,352)	(32,911)

Alliance HealthCare Services	News Release
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ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2016	2015
Financing activities:
Principal payments on equipment debt and capital lease obligations	(3,956)	(1,973)
Proceeds from equipment debt	962	—
Principal payments on term loan facility	(1,300)	(6,126)
Proceeds from revolving loan facility	15,000	23,000
Principal payments on revoling loan facility	(6,000)	—
Payments of debt issuance and deferred financing costs	(24,969)	—
Noncontrolling interest in subsidiaries	(4,149)	(4,313)
Excess tax benefit from share-based payment arrangements	(436)	(5)
Issuance of common stock	1	—
Proceeds from shared-based payment arrangements	485	6
Proceeds from shareholder transaction	28,629	—
Net cash provided by financing activities	4,267	10,589
Net increase (decrease) in cash and cash equivalents	4,621	(1,544)
Cash and cash equivalents, beginning of period	38,070	33,033
Cash and cash equivalents, end of period	$42,691	$31,489
Supplemental disclosure of cash flow information:
Interest paid	$6,448	$5,427
Income taxes (refunded) paid, net of payments (refunds)	(73)	40

Supplemental disclosure of non-cash investing and financing activities:
Capital lease obligations related to the purchase of equipment	$—	$1,294
Equipment purchases in accounts payable	3,521	1,225
Noncontrolling interest assumed in connection with acquisitions	1,716	20,598
Extinguishment of note receivable	—	3,071
Debt related to purchase of deposits on equipment	—	4,069
Debt related to purchase of equipment	—	3,025
Debt related to other assets	—	854

Alliance HealthCare Services	News Release
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ALLIANCE HEALTHCARE SERVICES, INC.

NON-GAAP MEASURES

(in thousands)

Adjusted EBITDA and Adjusted Net Income Per Share (the “Non-GAAP Measures”) are not measures of financial performance under generally accepted accounting principles in the United States, or “GAAP.”

Adjusted EBITDA, as defined by the Company’s management, represents net income (loss) before: interest expense, net of interest income; income tax (benefit) expense; depreciation expense; amortization expense; net income attributable to noncontrolling interest; non-cash share-based payment; severance and related costs; restructuring charges; fees and expenses related to acquisitions, costs related to debt financing, legal matter expenses, non-cash impairment charges, and other non-cash charges included in other (income) expense, net, which includes non-cash losses on sales of equipment. The components used to reconcile Net Income (Loss) to Adjusted EBITDA are consistent with our historical presentation of Adjusted EBITDA.

Adjusted Net Income Per Share, as defined by the Company’s management, represents net income (loss) before: restructuring charges; fees and expenses related to acquisitions; legal matter expenses; and differences in the GAAP income tax rate compared to our historical income tax rate. The components used to reconcile net income (loss) per share to Adjusted Net Income Per Share are consistent with our historical presentation of Adjusted Net Income Per Share.

Management uses the Non-GAAP Measures, and believes they are useful measures for investors, for a variety of reasons.  Management regularly communicates the results of its Non-GAAP Measures and management’s interpretation of such results to its board of directors. Management also compares the Company’s results of its Non-GAAP Measures against internal targets as a key factor in determining cash incentive compensation for executives and other employees, largely because management feels that these measures are indicative of how our radiology, oncology and interventional services businesses are performing and are being managed. The diagnostic imaging and radiation oncology industry continues to experience significant consolidation. These activities have led to significant charges to earnings, such as those resulting from acquisition costs, and to significant variations among companies with respect to capital structures and cost of capital (which affect interest expense) and differences in taxation and book depreciation of facilities and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. In addition, management believes that because of the variety of equity awards used by companies, the varying methodologies for determining non-cash share-based compensation expense among companies and from period to period, and the subjective assumptions involved in that determination, excluding non-cash share-based compensation from Adjusted EBITDA enhances company-to-company comparisons over multiple fiscal periods and enhances the Company’s ability to analyze the performance of its radiology, oncology and interventional services businesses.

In the future, the Company expects that it may incur expenses similar to the excluded items discussed above. Accordingly, the exclusion of these and other similar items in the Company’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. The Non-GAAP Measures have certain limitations as analytical financial measures, which management compensates for by relying on the Company’s GAAP results to evaluate its operating performance and by considering independently the economic effects of the items that are or are not reflected in the Non-GAAP Measures. Management also compensates for these limitations by providing GAAP-based disclosures concerning the excluded items in the Company’s financial disclosures. As a result of these limitations and because the Non-GAAP Measures may not be directly comparable to similarly titled measures reported by other companies, however, the Non-GAAP Measures should not be considered as an alternative to the most directly comparable GAAP measure, or as an alternative to any other GAAP measure of operating performance.

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The calculation of Adjusted EBITDA is shown below:

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2016	2015	2016
Net (loss) income attributable to Alliance HealthCare Services, Inc.	$(1,190)	$1,751	$3,801
Income tax (benefit) expense	(945)	1,572	4,019
Interest expense and other, net	7,495	6,018	27,718
Depreciation expense	13,048	11,633	50,010
Amortization expense	2,443	2,035	9,508
Share-based payment (included in selling, general and administrative expenses)	1,865	389	3,177
Severance and related costs	1,716	259	2,777
Noncontrolling interest in subsidiaries	4,592	4,347	20,618
Restructuring charges	231	255	1,303
Transaction costs	417	419	3,294
Shareholder transaction costs	1,009	—	2,862
Impairment charges	—	76	6,741
Legal matter expenses	155	1,360	5,710
Non-cash gain on step acquisition (included in other (income) and expense, net)	—	—	(10,672)
Other non-cash charges (included in other (income) and expenses, net)	(464)	2	651
Adjusted EBITDA	$30,372	$30,116	$131,517

The leverage ratio calculations as of March 31, 2016, are shown below:

	Consolidated
Total debt	$582,435
Less: Cash and cash equivalents	(42,691)
Net debt	539,744
Last 12 months Adjusted EBITDA	131,517
Pro-forma acquisitions in the last 12 month period (1)	6,482
Last 12 months Consolidated Adjusted EBITDA	137,999
Total leverage ratio	4.22	x
Net leverage ratio	3.91	x

(1)	Gives pro-forma effect to acquisitions occurring during the last twelve months pursuant to the terms of the Credit Agreement.

The reconciliation of (loss) income per diluted share – GAAP to adjusted net income per diluted share non-GAAP is shown below:

	Quarter Ended March 31,
	2016	2015
(Loss) income per diluted share- GAAP	$(0.11)	$0.16
Restructuring charges, net of taxes	0.01	0.01
Severance and related charges, net of taxes	0.09	0.01
Transaction costs, net of taxes	0.02	0.02
Shareholder transaction costs, net of taxes	0.05	—
Impairment charges, net of taxes	—	—
Legal matter expenses, net of taxes	0.01	0.07
GAAP income tax rate compared to our historical income tax rate	(0.04)	0.04
Adjusted net income per diluted share- non-GAAP	$0.04	$0.30

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The reconciliation from net income to Adjusted EBITDA for the 2016 guidance range is shown below (in millions):

	2016 Full Year
	Guidance Range
Net income	$7	$12
Income tax expense	5	9
Depreciation expense; amortization expense; interest expense and other, net; noncontrolling interest in subsidiaries; share-based payment and other expenses	118	129
Adjusted EBITDA	$130	$150

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ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

	Quarter Ended March 31,
	2016	2015
MRI
Average number of total systems	270.1	245.8
Average number of scan-based systems	218.6	202.9
Scans per system per day (scan-based systems)	9.07	8.48
Total number of scan-based MRI scans	133,234	114,033
Price per scan	312.00	330.71
Scan-based MRI revenue (in millions)	$41.6	$37.7
Non-scan based MRI revenue (in millions)	6.0	5.2
Total MRI revenue (in millions)	$47.6	$42.9
PET/CT
Average number of total systems	116.8	114.6
Scans per system per day	5.50	5.25
Total number of PET/CT scans	34,597	33,443
Price per scan	881.32	916.15
Total PET and PET/CT revenue (in millions)	$31.7	$31.5
Oncology
Linear accelerator treatments	22,833	22,165
Stereotactic radiosurgery patients	893	779
Total oncology revenue (in millions)	$26.1	$24.2
Revenue breakdown (in millions)
Total MRI revenue	$47.6	$42.9
PET/CT revenue	31.7	31.5
Oncology revenue	26.1	24.2
Interventional revenue	11.7	3.9
Other revenue	6.6	6.9
Total revenues	$123.7	$109.4

Total fixed-site revenue (in millions)	2016	2015
Quarter ended March 31	$27.2	$27.1

Alliance HealthCare Services	News Release
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ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

RADIOLOGY AND ONCOLOGY DIVISION SAME-STORE VOLUME

The Company utilizes same-store volume growth as a historical statistical measure of the MRI and PET/CT imaging procedure, linear accelerator (“Linac”) treatment and stereotactic radiosurgery (“SRS”) case growth at its customers in a specified period on a year-over-year basis. Same-store volume growth is calculated by comparing the cumulative scan, treatment or case volume at all locations in the current year quarter to the same quarter in the prior year. The group of customers whose volume is included in the scan, treatment case volume totals includes only those that received service from Alliance for the full quarter in each of the comparison periods.  A positive percentage represents growth over the prior year quarter and a negative percentage represents a decline over the prior year period. Alliance measures each of its major radiology and oncology modalities, MRI, PET/CT, Linac and SRS, separately.

The Radiology Division same-store volume growth for the last four calendar quarters ended March 31, 2016, is as follows:

	Same-Store Volume
	MRI	PET/CT
2016
First Quarter	6.6%	9.3%

2015
Fourth Quarter	3.6%	8.6%
Third Quarter	4.7%	5.7%
Second Quarter	6.8%	7.6%

The Oncology Division same-store volume growth/(decline) for the last four calendar quarters ended March 31, 2016, is as follows:

	Same-Store Volume
	Linac	SRS
2016
First Quarter	5.6%	9.0%

2015
Fourth Quarter	(6.4%)	3.9%
Third Quarter	(5.5%)	10.8%
Second Quarter	(9.4%)	3.5%